Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SUPPLEMENT NO. 6, DATED SEPTEMBER 9, 2015,
TO THE PROSPECTUS, DATED APRIL 28, 2015

This prospectus supplement, or Supplement No. 6, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated April 28, 2015, or the Prospectus, as supplemented by Supplement No. 4, dated July 28, 2015, or Supplement No. 4, and Supplement No. 5, dated August 13, 2015, or Supplement No. 5. This Supplement No. 6 supplements, modifies, supersedes and replaces certain information contained in the Prospectus, Supplement No. 4 and Supplement No. 5 and should be read in conjunction with the Prospectus, Supplement No. 4 and Supplement No. 5. This Supplement No. 6 will be delivered with the Prospectus, Supplement No. 4 and Supplement No. 5. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 6 are to, among other things:

•	update operating information;
•	update disclosure in the prospectus summary;
•	update disclosure relating to risk factors;
•	update disclosure regarding management;
•	update disclosure regarding conflicts of interest;
•	update disclosure relating to description of real estate investments; and
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock and we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Thus, since September 12, 2014, we have been accepting subscriptions from residents of all states.

We will continue to offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Pending Acquisitions

During June 2015, we entered into a series of agreements, which we refer to collectively as the Pending Acquisitions, to acquire an aggregate of 44 hotels from three different independent parties for, based on amendments to date, an aggregate contract purchase price of $739.8 million. We expect to complete the Pending Acquisitions in seven separate closings, which are currently scheduled to occur during the fourth quarter of 2015 and the first quarter of 2016. As of September 8, 2015, we have made approximately $73.1 million in deposits with respect to the Pending Acquisitions funded with proceeds from this offering. We expect to fund the remaining consideration due at the applicable closings with a combination of proceeds from this offering and mortgage debt financing.

We have entered into a term loan agreement pursuant to which we can incur up to $450 million in additional debt funded on a delayed draw basis in up to ten advances and secured by mortgages on the hotels to be acquired. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. Our failure to obtain the funds required to complete the acquisition of the Pending Portfolio, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the related agreements. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all.

Shares Currently Available for Sale

As of August 31, 2015, there were approximately 28.7 million shares of our common stock outstanding. As of August 31, 2015, there were approximately 51.8 million shares of our common stock available for sale in our primary offering.

Status of Distributions

On February 3, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The following table shows the sources for the payment of distributions to common stockholders for the three and six months ended June 30, 2015 (in thousands).

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
Distributions:
Distributions paid in cash directly to stockholders	$4,075		$62		$6,485		$62
Distributions reinvested in common stock issued under the DRIP	3,771		20		5,966		20
Total distributions	$7,846		$82		$12,451		$82
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$—	—%	$—	—%	$—	—%
Offering proceeds from issuance of common stock	4,075	51.9%	62	75.6%	6,485		62	75.6%
Offering proceeds reinvested in common stock issued under DRIP	3,771	48.1%	20	24.4%	5,966		20	24.4%
Total sources of distributions	$7,846	100.0%	$82	100%	$12,451		$82	100.0%
Cash flows provided by (used in) operations (GAAP)	$15,757		$(263)		$(15,922)		$(3,886)
Net income (loss) (GAAP)	$432		$(82)		$(39,544)		$(5,364)

The following table compares cumulative distributions paid to cumulative net income and cash flow from operations (each as calculated in accordance with GAAP) and funds from operations, or FFO, for the period from July 25, 2013 (date of inception) through June 30, 2015 (in thousands):

For the Period from July 25, 2013 (date of inception) to June 30, 2015
Distributions paid:
Common stockholders in cash and reinvested in DRIP	$15,921
Total distributions paid	$15,921
Reconciliation of net loss:
Revenues	$223,187
Acquisition and transaction related	(49,315)
Depreciation and amortization	(29,417)
Other operating expenses	(151,676)
Other non-operating expenses	(43,223)
Income tax	(3,947)
Net loss (GAAP)	$(54,391)
Cash flows used in operations (GAAP)	$(25,573)
Reconciliation of FFO
Net loss attributable to American Realty Capital Hospitality Trust, Inc. (GAAP)	(54,385)
Depreciation and amortization	29,417
Company’s share of depreciation and amortization of variable interest entities	518
FFO attributable to common shareholders	$(24,450)

For the period from our inception, on July 25, 2013, through June 30, 2015, we did not generate positive cash flows from operations, calculated in accordance with GAAP. As shown in the table above, we funded distributions with proceeds from our offering, including proceeds from our offering from our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, we have not generated positive FFO.

Compensation Paid to Sponsor and its Affiliates

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, during the three and six months ended June 30, 2015 (in thousands). During the period from our inception on July 25, 2013 through June 30, 2015, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to our sponsor and its affiliates, including our advisor and our dealer manager, was $159.8 million as set forth in more detail below. In addition, as of June 30, 2015, $3.1 million was accrued and unpaid. There have been no fees incurred that were forgiven by our sponsor or its affiliates as of June 30, 2015.

	Incurred for Three Months Ended June 30, 2015	Incurred for Six Months Ended June 30, 2015	Incurred from Period from July 25, 2013 (inception) through June 30, 2015	Payable as of June 30, 2015
Commissions and fees from our dealer manager	$19,095	$34,625	$77,819	$245
Compensation and reimbursement and expenses for services provided by our advisor and its affiliates	4,525	9,934	18,374	552
Acquisition fees to our advisor	81	29,011	30,690	—
Financing coordination fees from our advisor	44	11,879	12,738	—
Management fees and reimbursable expenses to our property manager and sub-property manager	4,333	6,883	14,057	2,327
Transaction fees and expenses to our dealer manager and RCS Advisory Services, LLC	—	—	5,270	—
Advisory and investment banking fee to our dealer manager	115	230	805	—
Total	$28,193	$92,562	$159,753	$3,124

PROSPECTUS UPDATES

Prospectus Summary

The following disclosure, which modifies, supersedes and replaces disclosure contained in Supplement No. 5, should be read in conjunction with the “What is American Realty Capital Hospitality Trust, Inc.?” subsection of the “Prospectus Summary” section on page 1 of the Prospectus, the paragraph under the “What is the experience of your sponsor?” subsection of the “Prospectus Summary” section on page 3 of the Prospectus, the “The Advisor,” “The Property Manager and The Sub-Property Manager” and “Dealer Manager” subsections of the “Management” section on pages 111, 114 and 116 of the Prospectus and the “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” subsection of the “Plan of Distribution” section on page 210 of the Prospectus and all similar discussions appearing throughout the Prospectus.

“On August 6, 2015, AR Capital, LLC, or ARC, the parent of our sponsor, entered into a Transaction Agreement, or the Transaction Agreement, with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, or AMH, and an affiliate of Apollo Global Management, LLC (NYSE: APO), which, together with its consolidated subsidiaries, we refer to as Apollo, and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company, or AR Global. The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries), and that AMH or an affiliate of AMH will contribute certain other assets to AR Global. Following the consummation of the transaction contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The business and affairs of AR Global will be overseen by a board of managers comprised of ten members, six of which will be appointed by AMH and four of which will be appointed by ARC. Our advisor is currently owned indirectly by ARC and following this transaction will be owned indirectly by AR Global. American Realty Capital Hospitality Properties, LLC, our property manager, is not included in the assets which will be transferred to AR Global and will continue to be indirectly owned by ARC following this transaction. ARC’s interest in Crestline Hotels & Resorts, LLC, our sub-property manager, is included in the assets which will be transferred to AR Global in the transaction.

Also on August 6, 2015, RCS Capital Corporation, or RCS Capital, the parent of our dealer manager and a company under common control with ARC, announced that it has entered into an agreement with an affiliate of Apollo to sell RCS Capital’s Wholesale Distribution division, including our dealer manager, and certain related entities. Upon completion of this transaction, our dealer manager will continue to operate as a stand-alone entity within AR Global. The current management team of our dealer manager, which is led by William E. Dwyer III, will continue to operate the day-to-day functions of the business.

The transactions described above, which we refer to collectively as the AR Global transactions, are subject to customary closing conditions and are expected to close in 2015. Upon consummation of these transactions, our advisor, dealer manager, property manager, sub-property manager and sponsor are expected to continue to serve in their respective capacities to us. Our independent directors unanimously endorsed these transactions.”

The following disclosure hereby replaces the disclosure under the heading “Who are your property manager and your sub-property manager and what are their responsibilities?” on page 4 of the Prospectus.

“Who are your property manager and your sub-property manager and what are their responsibilities?

American Realty Capital Hospitality Properties, LLC, or our property manager, is a Delaware limited liability company which was formed on August 13, 2013. The parent of our sponsor, AR Capital, LLC, indirectly owns 95% of the membership interests in our property manager and Mr. Mehlman, our chief executive officer and president, directly owns the other 5% of the membership interests in our property manager. The parent of our sponsor, AR Capital, LLC, directly owns 60% of the membership interests in Crestline Hotels & Resorts, LLC, or our sub-property manager, and Barceló Crestline Corporation, the former owner of the Barceló Portfolio, directly owns 40% of the membership interests. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions.

We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties.

Our sub-property manager is responsible for managing certain of our lodging and other hospitality properties, overseeing our properties’ compliance with corporate hotel branding and, from time to time, making certain determinations relating to the renovation of such properties and receives property management fees and other fees, as agreed, for such services.

We also have retained third-party sub-property managers to perform similar functions with respect to our other lodging and other hospitality properties.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.”

As of September 1, 2015, 53 of the hotel assets we have acquired are managed by our sub-property manager and 69 of the hotels assets we have acquired are managed by third-party sub-property managers.

Our sub-property manager is managed by two officers: James Carroll and Pierre Donahue. Collectively, Messrs. Carroll and Donahue have 29 years of experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers, which includes Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and our sub-property manager, see “Management — General — The Property Manager and The Sub-Property Manager.””

The following disclosure hereby replaces the final sentence under the heading “Do you use leverage?” on page 6 of the Prospectus, as updated in Supplement No. 4.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon redemption of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. In connection with the closing of the Pending Acquisitions, we intend to incur up to $450 million in additional mortgage debt pursuant to a term loan agreement entered into on August 21, 2015 that will be secured by all 44 hotels expected to be acquired in the Pending Acquisitions, or the Pending Acquisitions Mortgage Debt. We do not expect the incurrence of the Pending Acquisitions Mortgage Debt to adversely impact our plans to reduce our portfolio leverage to below the 300% limit.”

Risk Factors

The following disclosure hereby replaces the third bullet point under the heading “What conflicts of interest does your sponsor face?” on page 12 of the Prospectus.

“•	We, directly or indirectly through our taxable REIT subsidiaries, retain our property manager, an affiliate of our advisor, and our property manager retains our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the sub-property manager for the applicable hotel properties. The advisor and its affiliates face certain conflicts of interests in determining whether to assign our hotel properties to our sub-property manager or a third-party sub-property manager because of the compensation that will be paid to the sub-manager;”

The following risk factor replaces in its entirety the risk factor under the heading “We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time” beginning on page 32 of the Prospectus, as updated in Supplement No. 4, and cross-references to the risk factor replaced on pages 34 and 79 of the Prospectus, are also hereby updated.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014 and our entry into the term loan agreement related to the Pending Acquisitions Mortgage Debt in August 2015, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio and the incurrence of the Pending Acquisitions Mortgage Debt should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio or the incurrence of the Pending Acquisitions Mortgage Debt. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for an indeterminate period of time. As of June 30, 2015, our total portfolio leverage was 316%. As of June 30, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 56% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition and through September 4, 2015, we have used an aggregate of $159.2 million of offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center), and to make mandatory redemptions of the Grace Preferred Equity Interests of $90.8 million. Following these mandatory redemptions, approximately $356.3 million of liquidation value remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35% of offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350 million in redemptions for any 12-month period. We expect that upon redemption of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from this offering to pay interest, principal and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. See “— Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt may limit our ability to pay distributions from offering proceeds or acquire additional properties, including to pay the closing consideration in connection with the Pending Acquisitions in the aggregate of $739.8 million in cash, subject to closing prorations and adjustments. See “Description of Real Estate Investments — Pending Acquisitions.” Moreover, the continued use of substantial offering proceeds to make mandatory redemptions of the Grace Preferred Equity Interests or repay other debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness and Pending Acquisitions Mortgage Debt, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.”

The following risk factor replaces in its entirety the first sentence of the risk factor under the heading “Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions” on page 33 of the Prospectus, as updated by Supplement No. 4.

“During the year ended December 31, 2014 and the six months ended June 30, 2015, we paid distributions of $3.5 million and $12.5 million, respectively, all of which were funded from proceeds of this offering, including proceeds of this offering which were reinvested in common stock issued pursuant to the DRIP.”

The following risk factor replaces in its entirety the risk factor under the heading “To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness” beginning on page 35 of the Prospectus, as updated by Supplement No. 4, and cross-references to the risk factor contained in Supplement No. 4 are also hereby updated.

“We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio. PIPs will also be required in connection with the Pending Acquisitions.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness.

Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Pursuant to the term loan agreement related to the Pending Acquisitions Mortgage Debt, we have agreed to make periodic payments into an escrow account for the PIPs that will be required by franchisors in connection with the new long-term franchise agreements we expect to enter into as part of the Pending Acquisitions. At this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2018.

Moreover, in connection with any future revisions to our franchise or hotel management agreements or a refinancing of our indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

Our capital expenditures with respect to PIPs will be substantial and could adversely affect our ability to pay distributions or reduce our borrowings or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the applicable hotel indebtedness. To the extent that failure to comply with PIP requirements causes us to lose a brand license, we will be subject to other risks. See “— Risks Related to the Lodging Industry — The loss of a brand license could adversely affect our financial condition and results of operations.””

The following risk factor replaces in its entirety the risk factor under the heading “We may be unable to secure funds for future capital needs, which could adversely impact our ability to pay cash distributions to our stockholders” beginning on page 36 of the Prospectus.

“We may be unable to secure funds required for future capital needs.

We expect that our properties will require us to make substantial capital expenditures over the next few years, part of which will be funded through an estimated $143.5 million in PIP reserve deposits that are required, or expected to be required, under our existing indebtedness. See “— We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.” We also intend to make additional capital expenditures improving our current properties beyond what may be required by PIPs. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We intend to fund a significant portion of our capital expenditures, including PIP reserve deposits required under our indebtedness, with proceeds from this offering. We also expect to use proceeds from this offering to fund significant amounts of consideration due at the closings of the Pending Acquisitions, to complete the redemption of the Grace Preferred Equity Interests and to make distributions, which could limit the amount of proceeds from our offering that are available to fund capital expenditures. See “— We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we do not have enough reserves for or access to capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence, a decline in value, or decreased cash flow, which could adversely impact our ability to pay cash distributions to our stockholders. Moreover, failure to make PIP reserve payments required under our indebtedness could cause a default under our indebtedness.”

The following risk factor hereby replaces in its entirety the risk factor under the heading “We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all” added in Supplement No. 4 above the heading “Risks Related to Conflicts of Interest” on page 39 of the Prospectus.

“We may not, in whole or in part, complete the Pending Acquisitions on the currently contemplated terms, other terms or at all.

The Pending Acquisitions are scheduled to close in seven separate closings during the fourth quarter of 2015 and the first quarter of 2016 subject to certain closing conditions, which may include, among other things, our entering into replacement franchise agreements for each hotel. There can be no assurance that any condition to the closing of the Pending Acquisitions will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the Pending Acquisitions that would prevent us from completing them, including, without limitation, litigation. Moreover, we have the right to terminate the applicable Pending Acquisitions with respect to 39 of the hotels under certain circumstances that may cause the maximum number of hotels we will purchase, and the corresponding purchase price, to be decreased.

In addition, we anticipate funding the purchase price due at the closings with a combination of proceeds from this offering and mortgage debt financing. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis in up to ten advances. No advance may exceed the least of (i) 65% of the aggregate appraised value of the hotels pledged as collateral, (ii) 65% of the aggregate purchase price of the hotels pledged as collateral, and (iii) the adjusted net operating income for the hotels pledged as collateral divided by 11.5%, and no advances may be made after June 30, 2016.

Each advance under the Pending Acquisitions Mortgage Debt is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. Our failure to obtain the funds required to complete the Pending Acquisitions, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the related agreements. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether any or all of the Pending Acquisitions will be completed on the currently contemplated terms, other terms or at all. See “— Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.”

If, for any reason, the Pending Acquisitions are not, in whole or in part, completed, we may be subject to several risks, including, but not limited to, the following:

•	the requirement that, under certain circumstances, including if the Pending Acquisitions are terminated because we have breached the applicable agreements, we may be required to forfeit all or a part of the $73.1 million in aggregate deposits we made in connection with the Pending Acquisitions;
•	the incurrence of substantial legal, accounting and due diligence costs relating to the Pending Acquisitions that are payable whether or not the Pending Acquisitions are completed; and
•	the focus of our management being directed toward the Pending Acquisitions and integration planning instead of other opportunities that could have been beneficial to us or our ongoing operations at hotels we have already acquired.

If we do not, in whole or in part, complete the Pending Acquisitions, we could be subject to substantial losses, such as loss of our deposits and the incurrence of costs which we may be unable to recover. In addition, failure to realize the expected benefits of the completion of the Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.”

The following risk factor replaces in its entirety the risk factor under the heading “Our sub-property manager is an affiliate of our advisor and property manager and therefore we may face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager.” on page 40 of the Prospectus.

“Our sub-property manager is an affiliate of our advisor and property manager and therefore we face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager.

Our sub-property manager is an affiliate of our advisor and property manager. As of September 1, 2015, 47 of the hotels in the Grace Portfolio and all six of the hotels in the Barceló Portfolio are managed by our sub-property manager and 69 of the hotels in the Grace Portfolio are managed by third-party sub-property managers. For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons. For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

We pay a property management fee of up to 4.0% of the monthly gross receipts from the properties to our property manager. Our property manager in turn pays a portion of the property management fees to our sub-property manager or a third-party sub-property manager, as applicable.

Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such asset will be managed by our sub-property manager or by a third-party sub-property manager.

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.”

The following disclosure replaces in its entirety the first two sentences of the risk factor under the heading “We have incurred substantial indebtedness and expect to incur additional substantial indebtedness in connection with the closing of the Pending Acquisitions, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment” on page 61 of the Prospectus, as updated by Supplement No. 4.

“We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt on a delayed draw basis in up to ten advances. We expect to utilize the proceeds from the Pending Acquisitions Mortgage Debt to pay a portion of the consideration required to complete the Pending Acquisition. See “Description of Real Estate Investments — Pending Acquisitions — Deutsche Bank Term Loan Agreement.””

The following disclosure replaces in its entirety the second sentence in the risk factor under the heading “The incurrence of indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio, the incurrence of additional indebtedness in the Pending Acquisitions and any other indebtedness we may incur may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition” on page 62 of the Prospectus, as updated by Supplement No. 4.

“We have entered into a term loan agreement pursuant to which we can incur the Pending Acquisitions Mortgage Debt in the amount of up to $450 million.”

The following disclosure replaces in its entirety the first sentence of the second paragraph of the risk factor under the heading “Lenders may require us to enter into restrictive covenants relating to our operations, including financial covenants, which could limit our ability to pay distributions to our stockholders” on page 63 of the Prospectus, as updated by Supplement No. 4.

“In addition, the Pending Acquisitions Mortgage Debt includes the following financial covenants: a minimum debt service coverage ratio, a minimum consolidated net worth and a minimum consolidated liquidity.”

The following disclosure hereby replaces the disclosure added in Supplement No. 4 as the second sentence of the risk factor under the heading “Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders” on page 63 of the Prospectus.

“The Pending Acquisitions Mortgage Debt will also bear interest at variable rates.”

The following disclosure hereby replaces the disclosure added in Supplement No. 4 as the third sentence of the risk factor under the heading “Interest-only and adjustable rate indebtedness may increase our risk of default” on page 63 of the Prospectus.

“The Pending Acquisitions Mortgage Debt will be interest-only for the initial three-year term.”

Management

The following disclosure hereby replaces the first six paragraphs of the disclosure under the heading “The Property Manager and The Sub-Property Manager” on page 114 of the Prospectus.

“The Property Manager and The Sub-Property Manager

Our property manager and our sub-property manager are each indirectly controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager and directly owns an equity interest of 5% in our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. Pursuant to such arrangement, as of September 1, 2015, 53 of the hotel assets we have acquired are managed by our sub-property manager and 69 of the hotels assets we have acquired are managed by third-party sub-property managers. Pursuant to the Assumed Grace Indebtedness, we may, until February 27, 2017, if certain other conditions have been satisfied, replace any third-party sub-property manager with our sub-property manager with respect to certain of these hotels without consent of the lenders under the mortgage debt encumbering such hotels. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager.

Headquartered just outside Washington D.C. in Fairfax, Virginia, the sub-property manager is a hospitality management company that was formed in March of 2000 as Crestline Hotels & Resorts Inc. Our sub-property manager has assisted its affiliates and its former affiliates in acquiring portfolios of hotels and individual hotel assets with an aggregate value over $3.4 billion. Such hotels include a variety of nationally-recognized brands such as Marriott, Hilton, Starwood, Intercontinental Hotel Group and Hyatt as well as high-end independent hotel properties, and include urban, suburban, airport, resort and conference center facilities. The sub-property manager’s management team has also been involved with structuring profitable exit strategies of assets through various means including initial public offerings and individual asset dispositions.

The members of our sub-property manager’s executive team have significant hospitality experience and have built a reputation for managing and investing in financially successful hotels. The sub-property manager has won numerous industry awards. As of September 1, 2015, our sub-property manager manages 87 hotels, including all six hotels in the Barceló Portfolio and 47 hotels in the Grace Portfolio, with more than 13,500 rooms in 25 states and the District of Columbia on behalf of owners that include public REITs, private developers and private investors. Our sub-property manager provides property-level accounting functions that we require, as well as underwriting and acquisition support. Moreover, our sub-property manager’s asset management group oversees asset renovations and repositionings involving extensive capital investments.

In August 2013, the parent of our sponsor, ARC acquired from Barceló Crestline Corporation 60% of the interests in Crestline Hotels & Resorts, Inc., which was converted into our sub-property manager in connection with the transaction. Also in connection with the transaction, we agreed to acquire the Barceló Portfolio from Barceló Crestline Corporation, and this acquisition was completed in March 2014 for a contract purchase price of $106.5 million, exclusive of closing costs, and $3.5 million in deferred payments.

In addition, pursuant to the August 2013 agreement, Barceló Crestline Corporation also agreed to a non-compete provision restricting Barceló Crestline Corporation’s ability to invest in hotels until the later of (i) March 21, 2017, three years after the date of the closing of the acquisition of the Barceló Portfolio and (ii) two years following the first date on which Barceló and its affiliates, in the aggregate, have a percentage equity interest in Crestline Hotels & Resorts, LLC of 5% or less. Barceló Crestline Corporation no longer owns any hotels.

James Carroll serves as the chief executive officer of our sub-property manager. Pierre Donahue acts as the general counsel of our sub-property manager. A description of the backgrounds of Messrs. Carroll and Donahue is set forth below:”

The following disclosure hereby replaces the disclosure under the heading “Property Management Agreement and Sub-Property Management Agreements.” on pages 119 – 120 of the Prospectus.

“Property Management Agreement and Sub-Property Management Agreements.  We, directly or indirectly through our taxable REIT subsidiaries, have entered into property management agreements with our property manager with respect to the properties we acquire. Our property manager, in turn, has entered into sub-property management agreements with our sub-property manager and third-party sub-property managers. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. The parent of our sponsor controls both through its indirect ownership of 95% of the membership interests in our property manager and direct ownership of 60% of the membership interests in our sub-property manager. Our chief executive officer and president directly owns the other 5% of the membership interests in our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions.

Pursuant to the sub-property management agreements, our sub-property manager or a third-party sub-property manager employs a staff at the properties it manages and also directs the purchase of equipment and supplies and supervises maintenance activity for the properties it manages. Our sub-property manager or a third-party sub-property manager is responsible for the administration of leases, licenses and concession agreements for public spaces in the properties it manages, keeps the properties’ furniture, fixture and equipment in good order, negotiates and enters into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.””

Conflicts of Interest

The following disclosure hereby replaces the disclosure under the heading “Property Manager and Sub-Property Manager” on pages 141 – 142 of the Prospectus.

“Property Manager and Sub-Property Manager

Our property manager and our sub-property manager are each indirectly controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager and directly owns an equity interest of 5% in our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. Our property manager is not included in the assets which will be transferred to AR Global and will continue to be owned by ARC following the AR Global transactions. ARC’s 60% ownership interest in our sub-property manager is included in the assets which will be transferred to AR Global in the AR Global transactions. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. Pursuant to such arrangement, as of September 1, 2015, 53 of the hotel assets we have acquired are managed by our sub-property manager and 69 of the hotels assets we have acquired are managed by third-party sub-property managers.

For hotels that are managed by our sub-property manager, our management agreements with our property manager and our property manager’s related agreements with our sub-property manager have a 20-year term, renewing automatically for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons.

For hotels that are managed by a third-party sub-property manager, our management agreements with our property manager and our property manager’s related agreements with the applicable third party sub-property manager generally have an initial term of approximately one to five years, renewable at our option for one-year terms, and are generally terminable by us at any time subject to 60 – 90 days’ notice.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.”

Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager.

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.”

Description of Real Estate Investments

The following disclosure hereby replaces the last three paragraphs under the heading “The Grace Portfolio” on page 189 of the Prospectus.

“For each hotel in the Grace Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, have retained a wholly owned subsidiary of our property manager, which has in turn retained either our sub-property manager or a third-party sub-property manager to be responsible for managing each of the hotel properties in the Grace Portfolio. These agreements are intended to be coterminous, meaning that the term of our agreement with our property manager is the same as the term of our property manager’s agreement with the applicable sub-property manager for the applicable hotel properties. See “Conflicts of Interest — Property Manager and Sub-Property Manager” for a detailed description of these arrangements.

Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will decide whether such assets will be managed by our sub-property manager or by a third-party sub-property manager. Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.”

The following disclosure hereby replaces in its entirety the disclosure under the caption “Summit Portfolio” added in Supplement No. 4 to page 189 of the Prospectus.

“Summit Portfolio

On June 2, 2015, we, through a wholly owned subsidiary of our operating partnership, entered into two separate agreements, which we refer to, respectively, as the First Summit Agreement and the Second Summit Agreement, and, collectively, as the Summit Agreements, to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guestrooms, or the Summit Portfolio, from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., or, collectively, the Summit Sellers. On July 15, 2015, we entered into an amendment to each of the Summit Agreements to extend the end of the due diligence period described below from July 15, 2015 to July 21, 2015 and to change the timing of the additional earnest money deposits. On August 21, 2015, we entered into an amendment to each of the Summit Agreements which, among other things, finalized the cost sharing among the parties related to the estimated cost of the PIPs required by the franchisors for the 26 hotels being acquired. The purchase price was reduced by $4.0 million and our right to terminate the Summit Agreements and obtain a refund of all previously paid deposits if the aggregate estimated cost of the PIPs exceeded an agreed upon amount and the Summit Sellers do not pay such excess was removed. In addition, certain customary closing conditions were removed from the Summit Agreements.

The Summit Sellers do not have any material relationship with us or our subsidiaries, other than through the Summit Agreements and other related contracts to be entered into upon closing of the transaction described in the Summit Agreements.

The 26 hotels are expected to be purchased in three separate closings, each of which we refer to as a Summit Closing, the first two of which are scheduled to occur in the fourth quarter of 2015 (10 hotels pursuant to the First Summit Agreement and 10 hotels pursuant to the Second Summit Agreement), and the third Summit Closing is scheduled to occur in the first quarter of 2016 (six hotels pursuant to the First Summit Agreement). Although we have entered into the Summit Agreements relating to the acquisition of the Summit Portfolio, there is no guarantee that we will be able to consummate the acquisition of any or all of the hotels in the Summit Portfolio. We have certain rights to postpone each of the Summit Closings.

The hotels in the Summit Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.” We believe all of these hotels are adequately insured.

The following table lists the 26 hotels in the Summit Portfolio as well as information for the periods presented with respect to their average occupancy rate, average daily rate, or ADR, and revenue per available room, or RevPAR.

Hotel Name	Location	# of Rooms	Average Occupancy Courtyard Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013
Hotels to be purchased at first Summit Closing (scheduled closing in the fourth quarter of 2015):
Hampton Inn – Medford	Medford, OR	75	70.6%	71.6%	71.2%	71.2%	80.0%	$101.02	$102.77	$106.78	$110.48	$117.45	$71.29	$73.56	$76.03	$
DoubleTree – Baton Rouge	Baton Rouge, LA	127	70.6%	51.4%	76.9%	73.5%	78.5%	$82.86	$84.18	$107.36	$110.98	$114.52	$58.46	$43.23	$82.54	$
Fairfield Inn & Suites – Baton Rouge	Baton Rouge, LA	78	55.9%	60.2%	68.2%	64.4%	69.5%	$81.17	$77.63	$82.16	$83.88	$88.35	$45.39	$46.74	$56.07	$
Springhill Suites – Baton Rouge	Baton Rouge, LA	78	59.5%	65.4%	73.1%	65.7%	73.9%	$86.67	$82.82	$88.77	$87.54	$93.48	$51.59	$54.14	$64.90	$
TownePlace Suites – Baton Rouge	Baton Rouge, LA	90	69.2%	78.4%	81.4%	69.7%	74.8%	$74.82	$72.41	$76.62	$74.26	$82.87	$51.78	$56.74	$62.34	$
Hampton Inn & Suites – El Paso	El Paso, TX	139	80.9%	81.8%	73.9%	78.6%	83.0%	$110.60	$108.69	$107.64	$109.16	$115.10	$89.53	$88.92	$79.58	$
Hampton Inn – Ft. Wayne	Wayne, IN	118	60.5%	57.8%	58.5%	64.2%	68.7%	$91.31	$91.76	$90.74	$95.40	$98.58	$55.28	$53.05	$53.11	$
Residence Inn – Ft. Wayne	Ft. Wayne, IN	109	66.2%	74.4%	79.3%	74.4%	70.0%	$93.82	$91.02	$90.74	$95.96	$100.17	$62.11	$67.70	$71.99	$
Courtyard – Flagstaff	Flagstaff, AZ	164	63.7%	71.5%	74.8%	77.7%	77.9%	$89.61	$94.11	$100.70	$107.26	$114.36	$57.08	$67.31	$75.34	$
Springhill Suites – Flagstaff	Flagstaff, AZ	112	67.0%	71.2%	73.7%	76.9%	79.4%	$89.86	$92.73	$99.82	$105.72	$111.30	$60.22	$66.02	$73.56	$
Hotels to be purchased at second Summit Closing (scheduled closing in the fourth quarter of 2015):
Residence Inn – Ridgeland	Jackson, MS	100	79.3%	82.1%	85.4%	83.1%	77.5%	$99.97	$103.69	$107.81	$111.88	$106.19	$79.31	$85.13	$92.11	$
Holiday Inn Express – Vernon Hills	Vernon Hills, IL	119	56.4%	58.9%	58.9%	60.7%	59.9%	$79.75	$80.75	$88.26	$91.90	$93.92	$44.94	$47.59	$52.00	$
Courtyard – Germantown	Germantown, TN	93	65.0%	62.1%	66.1%	67.8%	75.8%	$92.40	$93.97	$100.37	$100.35	$106.86	$60.06	$58.35	$66.30	$
Courtyard – Jackson	Jackson, MS	117	67.1%	59.9%	70.1%	74.2%	69.0%	$92.71	$93.49	$100.04	$103.55	$97.54	$62.25	$56.02	$70.09	$
Fairfield Inn & Suites – Germantown	Germantown, TN	80	54.3%	58.5%	62.3%	52.6%	75.9%	$75.64	$72.59	$76.70	$78.53	$85.07	$41.07	$42.45	$47.76	$
Residence Inn – Germantown	Germantown, TN	78	64.5%	65.2%	68.4%	67.5%	77.4%	$97.34	$96.56	$96.48	$94.63	$106.41	$62.80	$63.00	$65.96	$
Aloft – Jacksonville	Jacksonville, FL	136	64.7%	70.2%	72.5%	71.8%	68.3%	$62.33	$63.06	$62.78	$65.98	$76.61	$40.34	$44.26	$45.53	$
Staybridge Suites – Ridgeland	Ridgeland, MS	92	64.3%	65.4%	82.5%	68.4%	81.2%	$86.89	$87.29	$81.24	$94.59	$91.42	$55.91	$57.11	$67.06	$
Homewood Suites – Ridgeland	Ridgeland, MS	91	—	73.9%	72.0%	82.5%	84.7%	—	$96.51	$99.21	$100.72	$100.70	—	$71.30	$71.46	$
Courtyard – El Paso	El Paso, TX	90	—	72.8%	74.8%	77.9%	77.1%	—	$116.09	$110.57	$111.71	$117.70	—	$84.54	$82.72	$

Hotel Name	Location	# of Rooms	Average Occupancy Courtyard Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013
Hotels to be purchased at third Summit Closing (scheduled closing in the first quarter of 2016):
Fairfield Inn & Suites – Spokane	Spokane, WA	84	66.6%	58.3%	72.7%	72.2%	76.3%	$106.40	$104.26	$109.47	$112.58	$116.34	$70.90	$60.81	$79.56	$
Fairfield Inn & Suites – Denver	Denver, CO	160	69.6%	67.8%	72.2%	78.8%	81.8%	$83.99	$85.58	$84.14	$90.10	$97.85	$58.47	$58.05	$60.71	$
SpringHill Suites – Denver	Denver, CO	124	63.3%	67.3%	71.3%	76.5%	80.4%	$96.22	$98.28	$98.26	$96.20	$105.59	$60.91	$66.11	$70.06	$
Hampton Inn – Ft. Collins	Ft. Collins, CO	75	60.5%	65.6%	66.1%	60.8%	74.2%	$83.17	$90.93	$94.66	$101.68	$107.85	$50.34	$59.67	$62.58	$
Fairfield Inn & Suites – Bellevue	Bellevue, WA	144	60.6%	58.2%	66.0%	69.5%	73.3%	$106.31	$113.15	$124.95	$137.62	$143.99	$64.46	$65.80	$82.51	$
Hilton Garden Inn – Ft. Collins	Ft. Collins, CO	120	58.4%	64.7%	70.1%	70.3%	77.9%	$88.45	$92.25	$96.69	$111.33	$120.52	$51.66	$59.70	$67.81	$

The aggregate cash purchase price for the Summit Portfolio under the Summit Agreements is approximately $347.4 million, subject to closing prorations and other adjustments. The acquisition of the hotels that are the subject of any particular Summit Closing is not conditioned on the acquisition of the other hotels at that Summit Closing or any other Summit Closing. In addition, we have the right to terminate the applicable Summit Agreement with respect to a particular hotel under certain circumstances, including if there are title issues or material casualties or condemnations involving a particular hotel.

During June and July of 2015, we made an aggregate of $35.1 million in deposits with respect to the Summit Agreements which will be credited toward the purchase price at the Summit Closings. These deposits were funded with proceeds from this offering. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis in up to ten advances. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. Our failure to obtain the funds required to complete the acquisition of the Summit Portfolio, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the Summit Agreements. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether the acquisition of the Summit Portfolio will be completed on the currently contemplated terms, other terms or at all. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Our failure to raise proceeds from this offering at our expected rate could cause us to have insufficient funds to complete the Pending Acquisitions and cause us to default under the related agreements.”

Pursuant to the terms of the Summit Agreements, our obligation to consummate any Summit Closing is subject to certain conditions customary to closing. For each hotel in the Summit Portfolio, we expect to enter into new long-term franchise agreements at the closing of its acquisition although we are not required to do so as a condition to closing.

The Summit Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

In connection with the closing of the acquisition of the Summit Portfolio, we expect to pay our advisor approximately $5.3 million in acquisition fees.

For each hotel in the Summit Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, which will in turn retain our sub-property manager or a third party sub-property manager to be responsible for managing each of the hotel properties in the Summit Portfolio.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager will share a base management fee and will also, in some cases, be eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.” Each of these hotels will also be subject to a new long-term franchise agreement with a national corporate brand that we expect to enter into in connection with the relevant Summit Closing. See “— Franchise Agreements.””

The following disclosure hereby replaces in its entirety the seventh paragraph of the disclosure under the caption “Wheelock Portfolio” added in Supplement No. 4 to page 189 of the Prospectus.

“These deposits were funded with proceeds from this offering. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis in up to ten advances. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. Our failure to obtain the funds required to complete the acquisition of the Wheelock Portfolio, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the Wheelock Agreement. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether the acquisition of the Wheelock Portfolio will be completed on the currently contemplated terms, other terms or at all. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Our failure to raise proceeds from this offering at our expected rate could cause us to have insufficient funds to complete the Pending Acquisitions and cause us to default under the related agreements.””

The following disclosure hereby replaces in its entirety the ninth paragraph of the disclosure under the caption “Noble Portfolio” added in Supplement No. 4 to page 189 of the Prospectus.

“These deposits were funded with proceeds from this offering. We anticipate funding the remainder of the purchase price at the Noble Closings with a combination of proceeds from this offering and mortgage debt financing. We have entered into a term loan agreement pursuant to which we can incur up to $450 million in Pending Acquisitions Mortgage Debt funded on a delayed draw basis in up to ten advances. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded. Our failure to obtain the funds required to complete the acquisition of the Noble Portfolio, through proceeds from this offering, advances under the term loan agreement or from another source, could cause us to default under the Noble Agreements. There can be no assurance with respect to whether we will be able to obtain such funds, on favorable terms or at all, or whether the acquisition of the Noble Portfolio will be completed on the currently contemplated terms, other terms or at all. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Our failure to raise proceeds from this offering at our expected rate could cause us to have insufficient funds to complete the Pending Acquisitions and cause us to default under the related agreements.””

The following disclosure hereby replaces in its entirety the ninth paragraph of the disclosure under the caption “Deutsche Bank Financing Commitment” added in Supplement No. 4 to page 189 of the Prospectus.

“Deutsche Bank Term Loan Agreement

On August 21, 2015, we and our operating partnership, as guarantors, and certain wholly-owned subsidiaries of our operating partnership, as borrowers, entered into a term loan agreement with Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and book-running manager.

Pursuant to the term loan agreement, which has an effective date of September 1, 2015, we can incur up to $450 million in Pending Acquisitions Mortgage Debt at a rate equal to a base rate plus a spread of between 2.75% and 3.25% for Eurodollar rate loans and between 1.75% and 2.25% for base rate loans, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the loans measured periodically. The loans will be funded on a delayed draw basis in up to ten advances, which may be used: (i) to fund closing consideration required to complete the seven separate closings expected to occur pursuant to the terms of the Pending Acquisitions; or (ii) for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

The term loan has a term of three years, with two one-year extension options, and will be secured by the fee interest in the hotels as and when they are acquired. No advance may exceed the least of (i) 65% of the aggregate appraised value of the hotels pledged as collateral, (ii) 65% of the aggregate purchase price of the hotels pledged as collateral, and (iii) the adjusted net operating income for the hotels pledged as collateral divided by 11.5%, and no advances may be made after June 30, 2016.

Pursuant to the term loan agreement, we agreed to make periodic payments into an escrow account for future PIPs. The actual amount of reserve payments required and timing thereof remain subject to negotiation with the applicable franchisors related to their requirements with respect to property improvement plans for the hotels, but at this time the total PIP reserve payments are estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2018. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We are required to make substantial capital expenditures pursuant to property improvement plans to comply with brand standards under our franchise agreements and to make regular deposits to partially reserve for these amounts under the Grace Indebtedness and the Pending Acquisitions Mortgage Debt.”

Certain limited recourse obligations of the borrowers under the term loan agreement are guaranteed by us and our operating partnership. We and our operating partnership have also agreed to guarantee the first half of PIP reserves required to be funded pursuant to the term loan agreement.

The term loan agreement includes the following financial covenants: minimum debt service coverage ratio applicable to our subsidiaries that will own the hotels securing the Pending Acquisitions Mortgage Debt, minimum consolidated net worth applicable to us and minimum consolidated liquidity applicable to us.

In connection with the closing of the Pending Acquisitions Mortgage Debt, we paid our advisor approximately $3.4 million in financing coordination fees.”

Subscriptions Agreements

The forms of subscription agreement contained in Appendix C-1 and Appendix C-2 of the Prospectus and all prior supplements are hereby replaced with the revised forms of subscription agreement attached to this Supplement No. 6 as Appendix C-1 and Appendix C-2. These revised forms of subscription agreement supersede and replace the forms of subscription agreement contained in the Prospectus and all prior supplements.

Appendix C-1

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. **IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.**

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

- State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ______________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________________

Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ____________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates.		
***California residents only*:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
***Iowa residents only*:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's aggregate investment in ARC-Hospitality and in other non-publicly traded real estate investment trusts (REITs) may not exceed ten percent (10%) of his or her net worth (exclusive of home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

C-1-4

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________

Exemption from FATCA reporting code (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

	OR	
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name Date

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the EIN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) *List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.*
(2) *Circle the minor's name and furnish the minor's SSN.*
(3) *You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
(4) ***Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
(5) *List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

EFFECTIVE SEPTEMBER 8, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2a. of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2b. of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

C-1-9

Appendix C-2

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 8a-m herein.

Amount of Subscription ______________ **State of Sale** ______________

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V.
Minimum Initial Investment for purchases through IRA or other qualified accounts is $1,000 for UDF V.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

(See Section 10 for Check Instructions)

	Investment Amount
American Energy Capital Partners - Energy Recovery Program, LP (AERP)	
American Realty Capital Global Trust II, Inc. (ARC Global II)	
American Realty Capital Healthcare Trust III, Inc. (ARC HT III)	
American Realty Capital Hospitality Trust, Inc. (ARC Hospitality)	
Business Development Corporation of America II (BDCA II)	
Carter Validus Mission Critical REIT II (CVMC REIT II)	
Greenbacker Renewable Energy Company (GREC)	
Phillips Edison Grocery Center REIT II, Inc. (Grocery Center REIT II)	
Realty Finance Trust, Inc. (RFT)	
RREEF Property Trust, Inc. (RPT)	
Sierra Income Corporation (SIC)	
TriLinc Global Impact Fund (TGIF)	
United Development Funding Income Fund V (UDF V)	

☐ **Volume Discount*:** Check this box ONLY after discussion with your registered representative/financial advisor. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class C ☐ Class I

1c. Share Class - The Selection of a Share Class is Required (RPT Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class B

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-1

## 1d. Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each unit class.

**FOR TGIF INVESTORS - UNIT CLASS REQUIRED** ☐ Class A ☐ Class C ☐ Class I

## 2. Account Type - Check One Box Only

| Account Type | Additional Required Documentation |
|---|---|
| ☐ Individual ☐ TOD* | If TOD, Transfer on Death form<br>*Please see Section 2 of Investor Instructions for details |
| ☐ Joint Tenants ☐ TOD* ☐ Tenants in Common*<br>☐ Community Property* | If JTWROS TOD, Transfer on Death form<br>*All parties must sign / Please see Section 2 of Investor Instructions for details |
| ☐ Trust | Trustee Certification form or trust documents |
| ☐ Estate | Documents evidencing individuals authorized to act on behalf of estate |
| ☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______ | None |
| ☐ Corporation ☐ C Corp ☐ S Corp | Articles of Incorporation or Corporate Resolution |
| ☐ LLC | LLC Operating Agreement or LLC Resolution |
| ☐ Partnership | Partnership Certification of Powers or Certificate of Limited Partnership |
| ☐ Non-Profit Organization | Formation document or other document evidencing authorized signers |
| ☐ Profit Sharing Plan* ☐ Defined Benefit Plan*<br>☐ KEOGH Plan* | Pages of plan document that list plan name, date, trustee name(s) and signatures<br>*Please see Section 2 of Investor Instructions for details |
| ☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA<br>☐ Simple IRA ☐ Inherited/Beneficial IRA | For Inherited IRA indicate Decedent's name: ____________________ |
| ☐ Other (Specify) ____________________ | |

> For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6

## 3. Investment Title - SSN or TIN Required (ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as above", write "same." *(This is the name that will appear on your statement.)*

Title Line 1

Title Line 2

SSN/TIN

## 4. Investor Information (ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

**Primary Investor is:** Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
**Secondary Investor is:** Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name SSN/TIN DOB

Secondary Investor Name SSN/TIN DOB

Street Address

City State Zip Code

Phone (day) Phone (evening) Email

Mailing Address (optional)

City State Zip Code

☐ **Check here for eletronic delivery and complete Section 6c**

**Citizenship:** Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ____________________ ☐ Check here if you are subject to backup withholding

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-2

## 4. Investor Information, continued (ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

Please attach a separate sheet with the above information for each additional investor.

**NOTE: Any and all U.S. taxpayers are required to complete Section 9 and the substitute IRS Form W-9 (the "Substitute Form W-9"). (If a foreign national is, in fact, a U.S. taxpayer, complete the Substitute Form W-9.)**

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

**For RPT investors only:** Please refer to Section 5 and applicable required disclosures for account information.

## 5. Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	Social Security Number	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien	If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed	☐ Not-employed	☐ Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income: ______

Name of Second Joint Owner (if any)	Social Security Number	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien	If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed	☐ Not-employed	☐ Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income: ______

**Please attach a separate sheet with the above information for each additional owner.**

## 5a. Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one: ☐ Yes	☐ No

If yes, please explain: ______

Name of Legal Entity	Social Security Number	**OR** Tax ID Number

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

Name of Trustee/Authorized Signer	Social Security Number of Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien	If resident alien, please provide country of citizenship: ______

**CURRENT FORM AS OF 9/9/15 VERSION C**

C-2-3

## 5a. Entity Account (RPT Only), continued

Name of Co-Trustee/Authorized Signer | Social Security Number of Trustee/Authorized Signer | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

### FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor *(if different from trustee)* | Social Security Number of Grantor/Settlor | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

**Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.**

### FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates: ______

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Name | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

**Please attach a separate sheet with the above information for each additional ultimate beneficial owner.**

## 5b. UGMA/UTMA Account (RPT Only)

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of Minor | Social Security Number | Date of Birth – MM/DD/YYYY

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Name of Custodian | Social Security Number of Custodian | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed ☐ Not-employed ☐ Retired

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-4

## 5b. UGMA/UTMA Account (RPT Only), continued

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ______

## 5c. Retirement/Savings Plan (RPT Only)

### CUSTODIAN/TRUSTEE

Name of Custodian/Trustee | Tax ID Number

US Business Address | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

### PARTICIPANT/EMPLOYEE

Name of Participant/Employee | Social Security Number | Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ______

## 6. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee Tax Identification Number

Investor Account Number with Custodian/Trustee

## 6a. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC . Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP, c/o American National Stock Transfer, 430 W. 7th Street, Kansas City, MO 64105 or for UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-5

## 6a. Distribution Information, continued

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus **(not available for AERP)** ______

☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 6)** ______

☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** ______

Name ______

Address ______

City ______ State ______ ZIP ______

Account Number ______

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC or its agent, American National Stock Transfer, LLC and/or DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name ______ % of Distribution ______ ☐ Checking

ABA/ Routing Number ______ Account Number ______ ☐ Savings

## 6b. Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name ______

Representative Name ______ Rep Number ______

Representative's Firm Name ______ Branch ID ______

Representative's Address ______

Representative's City ______ State ______ ZIP ______

Representative's Phone ______ Representative's Fax ______

Representative's E-Mail Address ______

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Shares and/or units are being purchased net of commissions (Class A shares only for CVMC REIT II and/or GREC and/or RPT and Class A and Class C units for TGIF)

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC that I have reasonable grounds for believing that the purchase of the units and/or shares by the Subscriber is a suitable and appropriate investment for this Subscriber. I hereby certify that I am properly licensed and I am registered in the following state in which this sale was completed.

I also certify that I am properly licensed and I am registered in the following state in which this sale was completed.

Signature of Financial Representative ______ Date ______

Branch Manager Signature (if required by Broker-Dealer) ______ Date ______

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-6

## 6c. Electronic Delivery (Optional)

☐ AERP ☐ ARC Global II ☐ ARC HT III ☐ ARC Hospitality ☐ CVMC REIT II

☐ GREC ☐ Grocery Center REIT II ☐ RFT ☐ RPT ☐ SIC

☐ TGIF ☐ UDF V ☐ BDCA II

***Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.***

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder and/or unitholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

**(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or PE REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC and/or SC Distributors at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

**Electronic Delivery Acknowledgement Only**

Signature of Investor ____________________ Date ________

Signature of Joint Investor ____________________ Date ________

E-mail (If blank - email from Section 4 and/or 5 will be used) ____________________

**Joint Accounts:** If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investments.

## 7. Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

## 8. Subscriber Acknowledgements

**AS APPLICABLE TO CERTAIN OFFERINGS:**

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

## 8a. Subscriber Acknowledgements & Signatures for ARC Global II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-7

## 8a. Subscriber Acknowledgements & Signatures for ARC Global II, continued

| | | |
|---|---|---|
| ____Owner | ____Co-Owner | I/We acknowledge receipt of the final Prospectus of ARC Global II, not less than five (5) business days prior to the signing of this Subscription Agreement. |
| ____Owner | ____Co-Owner | I/We am/are purchasing shares for my/our own account. |
| ____Owner | ____Co-Owner | I/We acknowledge that shares are not liquid. |
| ____Owner | ____Co-Owner | If an affiliate of ARC Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. |
| ____Owner | ____Co-Owner | **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles). |
| ____Owner | ____Co-Owner | **Iowa residents only:** An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in ARC Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **Michigan residents only:** The maximum investment allowable in ARC Global II for a Michigan investor is 10% of his or her net worth. |
| ____Owner | ____Co-Owner | **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC Global II for its offering with the Missouri Securities Division. |
| ____Owner | ____Co-Owner | **New Mexico residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Global II and that they meet one of the general suitability standards described above. |
| ____Owner | ____Co-Owner | **Ohio residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC Global II shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. |
| ____Owner | ____Co-Owner | **Pennsylvania residents only:** The maximum investment allowable in ARC Global II for a Pennsylvania investor is 10% of his or her net worth. |

## 8b. Subscriber Acknowledgements & Signatures for ARC HT III

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

| | | |
|---|---|---|
| ____Owner | ____Co-Owner | Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. |
| ____Owner | ____Co-Owner | I/We acknowledge receipt of the final Prospectus of ARC HT III, not less than five (5) business days prior to the signing of this Subscription Agreement. |
| ____Owner | ____Co-Owner | I/we am/are purchasing shares for my/our own account. |
| ____Owner | ____Co-Owner | I/we acknowledge that shares are not liquid. |
| ____Owner | ____Co-Owner | If an affiliate of ARC HT III, I/we represent that the shares are being purchased for invest- ment purposes only and not for immediate resale. |

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-8

## 8b. Subscriber Acknowledgements & Signatures for ARC HT III, continued

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in ARC HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC HT III for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC HT III for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC HT III and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Ohio residents only:** Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be de- fined as that portion of net worth (total assets exclusive of primary residence, home furnish- ings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC HT III for a Pennsylvania investor is 10% of his or her net worth. ARC HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC HT III offering.

## 8c. Subscriber Acknowledgements & Signatures for RFT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home furnishings, & automobiles). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-9

## 8c. Subscriber Acknowledgements & Signatures for RFT, continued

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. " Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.

____Owner ____Co-Owner **Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.

## 8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan and Pennsylvania residents only:** A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-10

## 8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II, continued

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.

____Owner ____Co-Owner **New Mexico and Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.

## 8e. Subscriber Acknowledgements & Signatures for ARC Hospitality

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Hospitality, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Iowa residents only:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan residents only:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.

____Owner ____Co-Owner **Missouri residents only:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.

____Owner ____Co-Owner **New Mexico and Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.

____Owner ____Co-Owner **Pennsylvania residents only:** The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-11

## 8f. Subscriber Acknowledgements & Signatures for AERP

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

| | | |
|---|---|---|
| ____Owner | ____Co-Owner | I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below. |
| ____Owner | ____Co-Owner | I/we have received the final prospectus and any applicable supplements of AERP at least five business days before signing this subscription agreement. |
| ____Owner | ____Co-Owner | I/we am/are purchasing common units for my/our own account. |
| ____Owner | ____Co-Owner | I/we acknowledge that common units are not liquid. |
| ____Owner | ____Co-Owner | If an affiliate of AERP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale. |
| ____Owner | ____Co-Owner | I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the units, including the background of the General Partner and the tax consequences of my investment. |
| ____Owner | ____Co-Owner | **Arizona residents only:** Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by AERP from investors, excluding subscriptions from Arizona investors. I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. |
| ____Owner | ____Co-Owner | **California residents only:** I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines. |
| ____Owner | ____Co-Owner | **Iowa residents only:** I/we represent that I/we have a liquid net worth of at least 10 times my/ our investment in AERP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above. |
| ____Owner | ____Co-Owner | **Kansas residents only:** I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. |
| ____Owner | ____Co-Owner | **Maine residents only:** I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. |
| ____Owner | ____Co-Owner | **Michigan, Missouri, North Dakota and Pennsylvania residents only:** I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors. |
| ____Owner | ____Co-Owner | **New Mexico residents only:** I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles. |
| ____Owner | ____Co-Owner | **AERP NOT EFFECTIVE IN STATE**<br>**Ohio residents only:** It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. |
| ____Owner | ____Co-Owner | **Oklahoma residents only:** I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. |
| ____Owner | ____Co-Owner | **Texas residents only:** I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in AERP does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. |

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-12

## 8g. Subscriber Acknowledgements & Signatures for UDF V

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____Owner ____Co-Owner I/We acknowledge receipt of the final Prospectus of UDF V.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

260.141.11 Restrictions on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation intervivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f ) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

____Owner ____Co-Owner **Iowa residents only:** I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, "liquid net worth" shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-13

8g. Subscriber Acknowledgements & Signatures for UDF V, continued

____Owner ____Co-Owner **New Mexico residents only:** This investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth.

____Owner ____Co-Owner **North Dakota residents only:** This investment does not exceed 10% of my net worth.

____Owner ____Co-Owner **Pennsylvania residents only:** This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).

8h. Subscriber Acknowledgements & Signatures for BDCA II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

____Owner ____Co-Owner I/we acknowledge receipt of the final Prospectus of BDCA II, not less than five (5) business days prior to the signing of this Subscription Agreement.

____Owner ____Co-Owner I/We am/are purchasing shares for my/our own account.

____Owner ____Co-Owner I/We acknowledge that shares are not liquid.

____Owner ____Co-Owner If an affiliate of BDCA II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

____Owner ____Co-Owner **California residents only:** Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $120,000. In addition, the state of California requires that each investor in California cannot invest more than 10% of his or her net worth in BDCA II.

____Owner ____Co-Owner **Idaho residents only:** Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor's total investment in BDCA II shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one year.)

____Owner ____Co-Owner **Iowa residents only:** Investors who reside in the state of Iowa must have either (i) a minimum liquid net worth of $100,000 and an annual gross income of $70,000 or (ii) a minimum liquid net worth of $350,000. The investor's maximum investment in BDCA II cannot exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in BDCA II and securities of other business development companies. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine residents only:** The Maine Office of Securities recommends that an investor's aggregate investment in BDCA II and similar non-traded business development companies not exceed 10% of the investor's liquid net worth. For this purpose "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA II, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota residents only:** North Dakota investors must represent that, in addition to the stated income and net worth standards, they have a net worth of at least ten times their investment in BDCA II.

____Owner ____Co-Owner **Ohio residents only:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA II, shares of its affiliates and in other non-traded business development programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Oklahoma residents only:** Oklahoma investors must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (ii) a minimum net worth of $250,000, exclusive of home, home furnishings and automobiles. An Oklahoma investor's maximum investment in BDCA II's securities may not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-14

## 8h. Subscriber Acknowledgements & Signatures for BDCA II, continued

____Owner ____Co-Owner **Texas residents only:** An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $250,000. The investor's maximum investment in the BDCA II offering shall not exceed 10% of the investor's liquid net worth (exclusive of home, home furnishings and automobiles).

____Owner ____Co-Owner **Vermont residents only:** Accredited investors in Vermont, as defined in 17 C.F.R. 9230.501, may invest freely in BDCA II offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in BDCA II offering that exceeds 10% of the investor's liquid net worth. For these purposes, '"liquid net worth" is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities.

## 8i. Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.

____Owner ____Co-Owner I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Iowa residents only:** It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas residents only:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico residents only:** In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Ohio residents only:** In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

## 8j. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-15

## 8j. Subscriber Acknowledgements & Signatures for CVMC REIT II, continued

____Owner ____Co-Owner **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

## 8k. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.

____Owner ____Co-Owner **Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-16

## 8k. Subscriber Acknowledgements & Signatures for SIC, continued

____Owner ____Co-Owner **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____Owner ____Co-Owner **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner ____Co-Owner **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

## 8l. Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF's website.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the units for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

____Owner ____Co-Owner **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

____Owner ____Co-Owner **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

____Owner ____Co-Owner **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

____Owner ____Co-Owner **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-17

## 8l. Subscriber Acknowledgements & Signatures for TGIF, continued

____Owner ____Co-Owner **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____Owner ____Co-Owner **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

## 8m. Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf ) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires thateach Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid networth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (notincluding home, furnishings and personal automobiles) of $100,000 and an annual gross income of atleast $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

____Owner ____Co-Owner **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Officeof the Securities Commissioner that Kansas investors limit their aggregate investment in our securities andother non-traded business development companies to no more than 10% of their liquid net worth. For thesepurposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) thatis comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles.

____Owner ____Co-Owner **Maine:** In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Michigan:** It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner **New Mexico:** In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner ____Co-Owner **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Oklahoma:** In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-18

## 8n. Subscriber Acknowledgements & Signatures

Please check all funds applicable.

- ☐ AERP
- ☐ ARC Global II
- ☐ ARC HT III
- ☐ ARC Hospitality
- ☐ CVMC REIT II
- ☐ GREC
- ☐ Grocery Center REIT II
- ☐ RFT
- ☐ RPT
- ☐ SIC
- ☐ TGIF
- ☐ UDF V
- ☐ BDCA II

*WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.*

*THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).*

*THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.*

### FOR SIC INVESTORS ONLY

***BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:***

- *YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST.*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN.*
- *DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

### FOR RPT INVESTORS ONLY

☐ *PLEASE CHECK THIS BOX **ONLY** IF YOU ARE SUBJECT TO BACKUP WITHHOLDING. PLEASE INCLUDE A COPY OF THE NOTIFICATION LETTER YOU RECEIVED FROM THE IRS.*

### FOR UDF V INVESTORS ONLY

***BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:***

- *IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED IN THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT.*
- *DISTRIBUTIONS MAY BE FUNDED FROM BORROWINGS, OFFERING PROCEEDS, OR PROCEEDS FROM THE SALE OF ASSETS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND SIGNIFICANTLY REDUCE THE AMOUNT OF CAPITAL AVAILABLE FOR INVESTMENT BY UDF V. ANY CAPITAL RETURNED TO INVESTORS THROUGH DISTRIBUTIONS WILL BE RETURNED AFTER CERTAIN FEES AND EXPENSES ARE PAID TO THE SPONSOR OF THE UDF V OFFERING OR ITS AFFILIATES.*

---

**IMPORTANT:** The investor must go to Section 9 and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

### IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8n will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

### FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the stockholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-19

## 9. Substitute Form W-9 - ALL U.S. Taxpayers Must Sign

**SUBSTITUTE FORM W-9** (IRS Form W-9)(Rev. 12-2014)

*See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "guidelines") in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete the Substitute Form W-9.*

### Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FATCA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name

(if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the Guidelines)

Business Name

(Sole proprietors, see the instructions in the Guidelines)

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership

☐ Trust/Estate ☐ Limited Liability Company ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ___________

☐ Other

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Address

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

**Under penalties of perjury, I certify that:**

1.The number shown on this form is my correct taxpayer identification number, and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

**Certification instructions.** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

## Power of Attorney - (AERP Only)

Each limited partner and each person who acquires a unit from a unit holder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-20

## 10. Check Instructions

**For Non-Custodial Accounts:** Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

**For Custodial Accounts:** Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

**PLEASE NOTE:** Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **American Realty Capital Global Trust II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Global Trust II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Healthcare Trust III, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Healthcare Trust III, Inc." for the full purchase price, should be delivered to the address in Section 10a.

  **American Realty Capital Healthcare Trust III, Inc. Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for American Realty Capital Healthcare Trust III, Inc." for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **Realty Finance Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Realty Finance Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Phillips Edison Grocery Center REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Phillips Edison Grocery Center REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Realty Capital Hospitality Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Realty Capital Hospitality Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **American Energy Capital Partners- Energy Recovery Program, LP Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "American Energy Capital Partners - Energy Recovery Program, LP" for the full purchase price, should be delivered to the address in Section 10a.

  **American Energy Capital Partners- Energy Recovery Program, LP Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for American Energy Capital Partners - Energy Recovery Program, LP" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **United Development Funding Income Fund V Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "United Development Funding Income Fund V" for the full purchase price, should be delivered to the address in Section 10a.

- **Business Development Corporation of America II Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Business Development Corporation of America II" for the full purchase price, should be delivered to the address in Section 10a.

- **RREEF Property Trust, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "RREEF Property Trust, Inc." for the full purchase price, should be delivered to the address in Section 10a.

  **RREEF Property Trust, Inc. Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for RREEF Property Trust" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.

- **TriLinc Global Impact Fund Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered to the address in Section 10a.

- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.

  **Greenbacker Renewable Energy Company Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-21

## 10a. Mailing Addresses

### For ARC Global II and/or ARC HT III (except in PA) and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP (except in PA)

**Regular & Overnight Mail**
c/o American National Stock Transfer, LLC
430 W. 7th Street
Kansas City, MO 64105-1407

### For UDF V

**Regular Mail**
United Development Funding Income Fund V
c/o DST Systems, Inc.
P.O. Box 219096
Kansas City, MO 64121-9096

**Overnight Mail**
United Development Funding Income Fund V
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

### For RPT (except in PA) and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA)

**Regular Mail**
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

**Overnight Mail**
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

### For ARC HT III and/or RPT and/or GREC and/or AERP in PA
***(before escrow requirements are met)***

**American Realty Capital Healthcare Trust III, Inc.**
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

**American Energy Capital Partners – Energy Recovery Program, LP**
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

**RREEF Property Trust**
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

**Greenbacker Renewable Energy Company**
c/o UMB Bank, N.A., as Escrow Agent
ATTN: Lara L. Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (816) 860-3017

***Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:***

**For ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality or AERP:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077

**For RPT, CVMC REIT II, SIC, TGIF or GREC:**

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

**For UDF V:**

United Development Funding Income Fund V Investor Services
The United Development Funding Building
1301 Municipal Way, Suite 100
Grapevine, TX 76051
Phone: (817) 835-0650 or (800) 859-9338

C-2-22

C-2-23

**Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.**

## 1. Investment

**PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V. In no event shall any investment be less than $100. Minimum Initial Investment for for purchases through IRA or other qualified accounts is $1,000 for UDF V.**

## 1a-1d. Select a Share and/or Unit Class

## 2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** **Transfer on Death (TOD):** Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

*Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/ investors is required for investment through these types of accounts.*

## 3. Enter Investment Title (ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

## 4. Enter Investor Information (ARC Global II, ARC HT III, BDCA II, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

## 5. Enter Individual or Joint Account Information (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

## 5a. Enter Entity Account Information (RPT Only)

**If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions.**

**Please note this is not an all-inclusive list of documents.**

**Trust:** Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust
**Corporation:** Articles of incorporation, certificate of incumbency or corporate by-laws
**Financial institution regulated by a federal regulator:** Registration certificate
**Guardianship/conservatorship:** Appointment of guardian/conservator certified within 60 days
**Partnership or sole proprietorship:** Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
**Estate:** Appointment of executor(trix) certified within 60 days
**Bank regulated by a state bank regulator:** Registration certificate
**Publicly-traded company:** Please provide company's CUSIP number
**Retirement plan under ERISA:** Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-24

## 5b. Enter UGMA/UTMA Account Information (RPT Only)

## 5c. Enter Retirement/Savings Plan Information (RPT Only)

## 6. Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or BDCA II and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.

## 6a. Enter Distribution Information

## 6b. Enter Broker-Dealer, Registered Investment Advisor and Financial Representative Information

**PLEASE NOTE: The broker-dealer or registered investment advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.**

Required Representations: By signing Section 6b, the registered representative of the broker-dealer or registered investment advisor confirms on behalf of the broker-dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares and/or units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law;
- has verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions;
- has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and
- has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the broker-dealer or registered investment advisor represents that he or she and the broker-dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor's legal residence in Section 4 and/or 5; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

**Net of Commission Purchase ("NOCP"):** NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced funds and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

**RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA.

## 6c. Select Electronic Delivery (Optional)

## 7. Limited Liability Company Agreement (TGIF & GREC Only)

## 8a-m Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

**IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-25

## 8n. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8 - 8m of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

## 9. Substitute Form W-9 - ALL U.S. Taxpayers Must Complete & Sign

Complete this section for Substitute Form W-9 - ALL U.S. Taxpayers Must Sign.

### Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

**Definition of a U.S. Person** - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

**What Number to Give the Requester** – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

| For this type of account: | Give the SSN of: |
|---|---|
| 1. An individual's account | The individual |
| 2. Two or more individuals (Joint account) | The actual owner of the account or, if combined funds, the first individual on the account (1) |
| 3. Custodian account of a minor (Uniform Gift to Minors Act) | The minor (2) |
| 4. (a) The usual revocable savings trust account (grantor also is trustee) | The grantor-trustee (1) |
| (b) So-called trust account that is not a legal or valid trust under State law | The actual owner (1) |
| 5. Sole proprietorship or disregarded entity owned by an individual | The owner (3) |
| 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) | The grantor (4) |

| For this type of account: | Give the SSN of: |
|---|---|
| 7. Disregarded entity not owned by an individual | The owner (3) |
| 8. A valid trust, estate, or pension trust | The legal entity (5) |
| 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 | The corporation |
| 10. Association, club, religious, charitable, educational, or other tax-exempt organization | The organization |
| 11. Partnership or multi-member LLC | The partnership or LLC |
| 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments | The public entity |
| 13. A broker or registered nominee | The broker or nominee |
| 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) | The trust |

*(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.*
*(2) Circle the minor's name and furnish the minor's SSN.*
*(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.*
*(4) **Note:** Grantor also must provide a Substitute Form W-9 to trustee of trust.*
*(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)*

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

**Obtaining a Number**

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

**Payees Exempt from Backup Withholding**

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

**Exempt Payee Code**

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS OF 9/9/15 VERSION C

C-2-26

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9, continued

**The following codes identify payees that are exempt from backup withholding:**

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

**Exemption from FATCA Reporting Code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

**Privacy Act Notice**

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

**Penalties**

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

9/15 MULTI-C

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